                                                                    EXHIBIT 10.5

                          AT-WILL EMPLOYMENT AGREEMENT

         It is understood and agreed that the employment by Stereotaxis, Inc., a Delaware corporation (the "Company" or "Stereotaxis"), of the employee named below ("Employee") shall be subject to the terms and conditions of this At-Will Employment Agreement ("Agreement").

1. POSITION. Employee shall serve as the Company's President, Chief Executive Officer and as a member of the Company's Board of Directors. Employee shall report to the Company's Board of Directors. Employee's employment with the Company shall commence on Monday, June 23, 1997.

2. BASE SALARY. Employee shall be paid a beginning base salary equivalent to Two Hundred Thousand Dollars ($200,000) per year in semi-monthly installments which shall be subject to applicable withholdings and deductions.

3. SIGNING BONUS. Employee will be paid a signing bonus of Twenty-Seven Thousand Dollars ($27,000), which will be paid either in the form of cash or a forgivable promissory note as Employee may elect.

4. INCENTIVE BONUS. At the end of the first year of employment, Employee will be eligible for a cash incentive bonus of up to 20% of Employee's 12-month base salary. Payment of such incentive bonus will be determined by Stereotaxis' Board of Directors based upon the Company's achievement of goals and objectives for the twelve months following Employee's commencement of employment. These goals and objectives win include the following: (i) completion the sale of at least $8 million of Company preferred stock, par value $.01 ("Preferred Stock"), at a price of not less then $1.50 per share, which amount is based upon the assumption that at least $4,000,000 of Preferred Stock will be purchased by those persons who are holders of the Company common stock ("Common Stock") and Preferred Stock at the time of execution of this Agreement (the "Series C Financing"); (ii) completion of the Company's business plan as approved by the Company's Board of Directors (iii) achievement of certain milestones described in the Company's annual business plan; and (iv) completion of an IDE/Phase I Feasibility Study for the Company's first five human biopsy patients.

5.       SEVERANCE BENEFITS.

         5.1 For purposes of this letter agreement, "Cause" shall mean gross misconduct or gross negligence such as gross breach of fiduciary duty, dishonesty, theft or commission of a crime involving moral turpitude.

         5.2 If Employee's employment is terminated by Stereotaxis without Cause, Employee win be paid a salary continuance equal to Employee's base salary for the lesser of (i) the period from the date of Employee's termination of employment until Employee commences employment with a new employer or (2) six months, if the Company has not conducted a successful initial public offering of its stock, or twelve months, if the Company has conducted a successful initial public offering of its stock. Additionally, if Employee's employment is terminated following an acquisition or merger of the Company where the Company is not the surviving entity and a change of a control occurs, and if Employee is not offered a comparable position in the surviving entity, Employee win be paid salary continuance equal to his base salary for twelve months,

6.       RIGHT TO PURCHASE STOCK; STOCK REPURCHASE.

         6.1      Sale of Common Stock.

                  6.1.1 Within six (6) months of the execution of this Agreement, the Company will sell, and Employee will purchase, Six Hundred Thousand (600,000) shares of Common Stock, par value $0.01 at a price of $0.07 per Share (the "Initial Shares"). The Initial Shares shall be subject to the repurchase provisions of Section 6.2 hereof.

                  6.1.2 During the term of this Agreement, the Company shall offer to sell to Employee, and Employee may purchase, Two Hundred Thirty Thousand (230,000) shares of Common Stock at the then fair market value price per share as determined by the Company's Board of Directors (the "Additional Shares", the Initial Shares and Additional Shares together, the "Shares") at the Board of Directors meeting immediately following the closing of the Series C Financing. The Additional Shares shall be subject to the repurchase provisions of Section 6.2 hereof

         6.2      Company's Option to Repurchase.

                  6.2.1 All Shares shall be subject to the right of the Company, in its sole discretion, to repurchase such Shares at the price paid by Employee for such shares upon termination of employment by Employee, with or without Cause ("Repurchase Rights"), subject to the incremental expiration of such Repurchase Right pursuant to Sections 6.2.2 through 6.2.4.

                  6.2.2 From the date Employee commenced serving as President and Chief Executive Officer of the Company until twelve (12) months following such date ("Initial Share First Expiration Date"), all Initial Shares shall be subject to the Company's Repurchase Right From the Initial Share First Expiration Date and thereafter (i) one-third (1/3) of the Initial Shares shall no longer be subject to the Repurchase Right, and (ii) the Company's Repurchase Right with respect to the two-thirds (2/3) of the Initial Shares that remain subject to the Repurchase Right immediately following the Initial Share First Expiration Date shall expire over a period of twenty-four (24) months in twenty-four (24) equal monthly increments.

                  6.2.3 From the date of the sale of the Additional Shares until the time twelve (12) months following such date ("Additional Share First Expiration Date"), all Additional Shares shall be subject to the Company's Repurchase Right From the Additional Share First Expiration Date and thereafter
(i) one-fourth (1/4) of the Additional Shares shall no longer be subject to the Repurchase Right, and (ii) the Company's Repurchase Right with respect to the three-fourths (3/4) of the Additional Shares that remain subject to the Repurchase Right immediately following the Additional Share First Expiration Date shall expire over a period of thirty-six (36) months in thirty-six (36) equal monthly increments.

                  6.2.4 Immediately upon termination of Employee's employment with the Company without Cause, in addition to the Shares that are no longer subject to the Repurchase Right pursuant to Sections 6.2.2 and 6.2.3, an additional fifty thousand (50,000) Shares shall no longer be subject to the Repurchase Right.

                  6.2.5 Upon an (i) acquisition of the Company or a merger to which the Company is a party and in which the Company is not the surviving entity, and (ii) a change of control, the Company's Repurchase Rights with respect to fifty percent (50%) of the Shares still subject to the Repurchase Right at the time of consummation of such transaction shall terminate. A change of control shall be deemed to have occurred if at least fifty percent (50%) of the Company's voting capital stock is held by any person not a stockholder at the time of execution of this Agreement. All Shares subject to the Repurchase Right shall be subject to the same terms and conditions in any such acquisition or merger as any other share of Common Stock. If Employee's employment is terminated following any such acquisition or merger, or Employee is not offered a comparable position in the surviving entity, then the Company's Repurchase Right will terminate with respect to one hundred percent (100%) of the Shares still subject to the Repurchase Right.

                  6.3 Procedure for Exercise of Repurchase Right. Upon any exercise of the Repurchase Right, in part or in whole, the Company shall deliver to Employee (or his transferee or legal representative, as the case may be), by personal delivery with written evidence of receipt or by certified mail, a written notice stating the Company's intention to exercise the Repurchase Right, the number of Shares proposed to be repurchased, and setting forth a date for closing of the repurchase of such Shares (the "Closing"). The date of Closing shall be no earlier than ten (10) days following the date of notice and no later than ninety (90) days following the date of notice. The Closing shall occur at the offices of the Company or such other place as reasonably designated by the Company. At the Closing, the holder of the certificates representing the Shares to be repurchased shall deliver to the Company the stock certificate or certificates evidencing such Shares, and the Company shall deliver to Employee the purchase price therefor by cashier's check or wire transfer.

                  6.4 Termination of Repurchase Right. The Repurchase Right shall terminate upon the first date on which there are no longer any Shares subject to the Repurchase Right and there has been no previous notice of the exercise of the Repurchase Right for which a Closing has not occurred.

         6.5      Transferability of the Shares.

                  6.5.1 Employee hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer to the Company on the Company stock records the Shares subject to the Repurchase Right as to which the Company has exercised its Repurchase Right. Employee further authorizes the Company to refuse, or to cause its transfer agent to refuse, to transfer any Shares attempted to be transferred in violation of this Agreement.

                  6.5.2 None of the Shares subject to be Repurchase Right may be sold, transferred, pledged, hypothecated, otherwise disposed of or encumbered. The certificate or certificates evidencing any of the Shares subject to the Repurchase Right shall be endorsed with a legend substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN STEREOTAXIS, INC. AND BEVIL J. HOGG PURSUANT TO WHICH SUCH SHARES WERE PURCHASED, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION."

                  6.5.3 To ensure the availability for delivery of certificates evidencing Shares upon repurchase by the Company pursuant to the Repurchase Right, Employee shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the Share certificates representing the Shares subject to repurchase. The Shares subject to the Repurchase Right shall be held in escrow by the secretary of the Company until the earlier of the time the Repurchase Right with respect to such Shares is exercised or terminates.

                  6.5.4 Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

         6.6 Ownership. Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Employee, except as specifically provided herein.

         6.7      Section 83(b) Election. Employee understands that currently
Section 83 of the Internal Revenue Service of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amounts paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the stock pursuant to be Repurchase Right and/or any period after the Closing during which Employee would become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of the sale of the Shares. Employee understands that under current law he may be taxed at the time the Shares are purchased, rather than when and as the Repurchase Right or Section 16(b) expires, by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made under current law to avoid adverse tax consequences in the future. Employee understands that under current law, failure to make this filing in a timely manner will result in the recognition of ordinary income by him, as the Repurchase Right lapses, or after the lapse of the Section 16(b) period, if any, on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

         6.8 Representations. Employee has reviewed with his own tax advisers the federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement. Employee is relying solely on such advisers and not on any statements or representations of the Company were any of its agents. Employee understands that he and not the Company shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

7. COMPANY BENEFITS. While employed by the Company, Employee shall be entitled to receive the benefits of employment made available by the Company from time to time for which he is eligible. Employee will be entitled to medical insurance for himself, his spouse and minor children and three weeks paid vacation per year. Employee additionally will be provided office space and secretarial services for the normal conduct of the Company's business.

8.       ATTENTION TO DUTIES; CONFLICT OF INTEREST.

         8.1 While employed by the Company, Employee shall devote Employee's full business time, energy and abilities exclusively to the business and interests of Stereotaxis, and shall perform all duties and services in a faithful and diligent manner and to the best of Employee's abilities. Employee shall not, without the Company's prior written consent, render to others, services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of Employee's duties under this Agreement. Notwithstanding the foregoing, Employee may continue to serve as a director of Graham Field Health Products, Inc. and Kroy Industries and perform normal board of director functions for such companies. Employee will not serve on any other board, be employed by another company or perform any consulting services without the express approval of the Company's Board of Directors; provided, that the Company consents to Employee's continuing service as a director of Graham Field Health Products, Inc. and Kroy Industries and his performance of normal board of director functions for these entities.

         8.2 Employee represents that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered to Stereotaxis. While employed by the Company, Employee shall not invest in any company or business which competes in any manner with the Company, except those companies whose securities are publicly traded, fisted on national securities exchanges, foreign stock exchanges, pink sheets or small cap securities exchanges.

9. CONFIDENTIALITY AND NONCOMPETE AGREEMENT. Employee agrees to be bound by the terms of the Confidentiality and Noncompete Agreement which are attached as Exhibit A and incorporated by this reference ("Proprietary and Noncompete Agreement").

10. AT-WILL-EMPLOYER. The Company is an "at-will" employer. This means that the Company may terminate Employee's employment at any time, with or without cause and without notice, and that Employee may terminate Employee's employment at any time, with or without cause and without notice. Stereotaxis makes no promise that Employee's employment will continue for a set period of time, nor is there any promise that it will be terminated only under particular circumstances. No raise or bonus, if any, shall alter Employee's status as an "at-will" Employee or create any implied contract of employment. Discussion of possible or potential benefits in future years is not an express or implied promise of continued employment. No manager, supervisor or officer of Stereotaxis has the authority to change Employee's status as an "at-will" Employee. The "at-will" nature of the employment relationship with Employee can only be altered by a written resolution signed by all the directors of Stereotaxis. No position within Stereotaxis is considered permanent.

11.      BINDING ARBITRATION.

         11.1 Any dispute, claim or controversy relating to discrimination of any nature, including, without limitation, age, sex, race, religion or national origin between employee and the Company ("Discrimination Claims") shall be settled exclusively by arbitration pursuant to the provisions of this Section 11.

         11.2 Employee and Stereotaxis each waive their federal and state constitutional rights to have Discrimination Claims determined by a jury. Instead of a jury trial, an arbitrator shall be chosen by Stereotaxis and Employee. Arbitration is preferred because, among other reasons, it is quicker, less expensive and less formal than litigation in court.

         11.3 The arbitrator shall not have the authority to alter, amend, modify, add to or eliminate any condition or provision of this Agreement, including, but not limited to, the "at-will" nature of the employment relationship. The arbitration shall be held in St. Louis County, Missouri and shall be conducted in accordance with the rules of the Center for Dispute Resolution. The award of the arbitrator shall be final and binding on the parties. Judgment upon the arbitrator's award may be entered in any court, state or federal, having jurisdiction over the parties. If a written request for arbitration is not made within six months of the date of the alleged wrong or violation, all remedies regarding such alleged wrong or violation shall be waived.

         11.4 Should any court determine that any provision(s) of this Agreement to arbitrate is void or invalid, the parties specifically intend every other provision of this Agreement to arbitrate to remain enforceable and intact. The parties explicitly and definitely prefer arbitration to recourse to the courts, for the reasons described above, and have prescribed arbitration as their sole and exclusive method of dispute resolution.

12. No INCONSISTENT OBLIGATIONS. Employee represents that Employee is not aware of any obligations, legal or otherwise, inconsistent with the terms of this Agreement or Employee's undertakings under this Agreement.

13.      MISCELLANEOUS.

         13.1 No promises or changes in Employee's status as an employee of the Company or any of the terms and conditions of this Agreement can be made unless they are made in writing and approved by a written resolution of a majority of Stereotaxis' Board of Directors, with Employee abstaining from the vote. This Agreement and the terms and conditions described in it cannot be changed orally or by any conduct of either Employee or Stereotaxis or any course of dealings between Employee, or another person and Stereotaxis.

         13.2 Unless otherwise agreed upon in writing by the parties, Employee, after termination of any employment, shall not seek nor accept employment with the Company in the future and the Company is entitled to reject without cause any application for employment with the Company made by Employee, and not hire Employee. Employee agrees that Employee shall have no cause of action against the Company arising out of any such rejection.

         13.3 This Agreement and performance under it, and any suits or special proceedings brought under it, shall be construed in accordance with the laws of the United States of America and the State of Missouri and any arbitration, mediation or other proceeding arising hereunder shall be filed and adjudicated in St. Louis County, Missouri.

         13.4 If any term or condition, or any part of a term or condition, of this Agreement shall prove to be invalid, void or illegal, it shall in no way affect, impair or invalidate any of the other terms or conditions of this Agreement, which shall remain in full force and effect.

         13.5 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence in or to such provision.

         13.6 The parties to this Agreement represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by the other party or the other party's agents, attorneys or representatives regarding the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any party. This Agreement shall be construed as if each party was its author and each party hereby adopts the language of this Agreement as if it were his, her or its own. The captions to this Agreement and its sections, subsections, tables and exhibits are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any section, subsection, table or exhibit.

         Employee and Stereotaxis have executed this Agreement and agree to enter into and be bound by the provisions hereof as of June 23, 1997.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

STEREOTAXIS, INC.

By:   /s/ Fred A. Middleton
      -----------------------------
      Fred A. Middleton
      Chairman of the Board
      on behalf of the Board of Directors

EMPLOYEE

Sign: /s/ Bevil J. Hogg
      -----------------------------
      Bevil J. Hogg

                                    EXHIBIT A
                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT

         This Confidentiality and Noncompete Agreement ("Agreement") is made and entered as of June 23,1997, by and between Stereotaxis, Inc., a Delaware corporation ("Company"), and Bevil J. Hogg ("Employee").

         WHEREAS, Company is engaged in, among other things, the business of researching, marketing and selling medical devices. The Company is headquartered and its principal place of business is located in, and this Agreement is being signed in, St. Louis, Missouri;

         WHEREAS, Company has expended a great deal of time, money and effort to develop and maintain its proprietary Confidential and Trade Secret Information (as defined herein) which provides it with a significant competitive advantage;

         WHEREAS, the success of Company depends to a substantial extent upon the protection of its Confidential and Trade Secret Information and customer goodwill by all of its employees;

         WHEREAS, Employee desires to be employed, or to continue to be employed, by Company to provide managerial, administrative, technical and/or sales services for Company; to be eligible for opportunities for advancement within Company and/or compensation increases which otherwise would not be available to Employee; and to be given access to Confidential and Trade Secret Information of Company which is necessary for Employee to perform his or her job, but which Company would not make available to Employee but for Employee's signing and agreeing to abide by the terms of this Agreement as a condition of Employee's employment and continued employment with Company. Employee recognizes and acknowledges that Employee's position with Company has provided and /or will continue to provide Employee with access to Company's Confidential and Trade Secret Information;

         WHEREAS, Company compensates its employees to, among other things, develop and preserve goodwill with its customers on Company's behalf and business information for Company's ownership and use;

         WHEREAS, if Employee were to leave Company, Company, in all fairness, would need certain protections in order to prevent competitors of Company from gaining an unfair competitive advantage over Company and /or diverting goodwill from Company, and to prevent misuse or misappropriation by Employee of the Confidential and Trade Secret Information;

         WHEREAS, Company desires to obtain the benefit of the services of Employee and Employee is willing to render such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the compensation and other benefits of Employee's employment by Company and the recitals, mutual covenants and agreements hereinafter set forth, Employee and Company agree as follows:

         1.       Employment Services.

                  (a) Employee agrees that throughout Employee's employment with Company, Employee will (i) faithfully render such services as may be delegated to Employee by Company, (ii) devote Employee's entire business time, good faith, best efforts, ability, skill and attention to Company's business, and (iii) follow and act in accordance with all of Company's rules, policies and procedures of Company, including, but not limited to, working hours, sales and promotion policies and specific Company rules.

                  (b) "Company" means Stereotaxis, Inc. or one of its subsidiaries whichever is Employee's employer. The "Subsidiary" means any corporation, joint venture or other business organization in which Stereotaxis, Inc. now or hereafter, directly or indirectly, owns or controls more than fifty percent (50%) interest.

         2.       Confidential and Trade Secret Information.

                  (a) Employee agrees to keep secret and confidential, and not to use or disclose to any third parties, except as directly required for Employee to perform Employee's employment responsibilities for Company, any of Company's proprietary Confidential and Trade Secret Information.

                  (b) "Confidential and Trade Secret Information" includes any information pertaining to Company's business which is not generally known in the medical devices industry, such as, but not limited to, trade secrets, know-how, processes, designs, products, documentation, quality control and assurance inspection and test data, production schedules, research and development plans and activities, equipment modifications, product formulae and production and recycling records, standard operating procedure and validation records, drawings, apparatus, tools, techniques, software and computer programs and derivative works, inventions (whether patentable or not), improvements, copyrightable material, business and marketing plans, projections, sales data and reports, confidential evaluations, the confidential use, nonuse and compilation by the Company of technical or business information in the public domain, margins, customers, customer requirements, costs, profitability, sales and marketing strategies, pricing policies, operational methods, strategic plans, training materials, internal financial information, operating and financial data and projections, distribution or sales methods, prices charged by or to Company, inventory lists, sources of supplies, supply lists, lists of current or past employees, mailing fists and information concerning relationships between Company and its employees or customers.

                  (c) During Employee's employment, Employee will not copy, reproduce or otherwise duplicate, record, abstract, summarize or otherwise use, any papers, records, reports, studies, computer printouts, equipment, tools or other property owned by the Company, except as expressly permitted or required for the proper performance of his or her duties on behalf of the Company.

         3. Post-Termination Restrictions. Employee recognizes that (i) Company has spent substantial money, time and effort over the years in and in developing its Confidential and Trade Secret Information; (ii) Company pays its employees to, among other things, develop and preserve business information, customer goodwill, customer loyalty and customer contacts for and on behalf of Company, and (iii) Company is hereby agreeing to employ and pay Employee based upon Employee's assurances and promises contained herein not to put himself or herself in a position following Employee's employment with Company in which the confidentiality of Company's information might somehow be compromised. Accordingly, Employee agrees that during Employee's employment with Company, and for a period of two years thereafter, regardless of how Employee's termination occurs and regardless of whether it is with or without cause, Employee will not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise):

                  (a) engage in, assist or have an interest in, enter the employment of, or act as an agent, advisor or consultant for, any person or entity which is engaged, or will be engaged, in the development, manufacture, supplying or sale of a product, process, apparatus, service or development competitive with a product, process, apparatus, service or development on which Employee worked or with respect to which Employee has or had access to Confidential or Trade Secret Information while at Company relating to surgical techniques utilizing magnetic guidance technology ("Competitive Work"), and which Employee seeks to serve in any market which was being served by Employee at the time of Employee's termination or was served at any time during Employee's last six (6) months of employment by Company;

                  (b) solicit, call on, or in any manner cause or attempt to cause, or provide any Competitive Work to any customer or active prospective customer of the Company with whom Employee dealt, or on whose account he or she worked for which Employee was responsible, or with respect to which Employee was provided or had access to Confidential and Trade Secret Information to divert, terminate, limit, modify or fail to enter into any existing or potential relationship with Company, and

                  (c) induce or attempt to induce any Employee, consultant or advisor of Company to accept employment or an affiliation involving Competitive Work.

         4. Acknowledgment Regarding Restrictions. Employee recognizes and agrees that the restraints contained in Section 3 are reasonable and enforceable in view of Company's legitimate interests in protecting its Confidential and Trade Secret Information and customer goodwill. Employee understands that the post-employment restrictions contained herein will preclude, for a time, Employee's employment with such major competitors of Company. Employee understands that the restrictions of Section 3 are not limited geographically in view of Company's nationwide operations and the Confidential and Trade Secret Information and customers to which Employee had access.

         5.       Inventions.

                  (a) Any and all ideas, inventions, discover is, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like, which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Employee, whether individually or otherwise, during the time that Employee is employed by Company, whether or not during working hours, that relate to (i) current and anticipated businesses and/or activities of Company, (ii) Company's current and anticipated research or development, or (ii) any work performed by Employee for Company, shall be the sole and exclusive property of Company, and Company shall own any and all right, title and interest to such Employee assigns and agrees to assign to Company any and all right, title and interest in and to any such ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like, whenever requested to do so by Company, at Company's expense, and Employee agrees to execute any and all applications, assignments or other instruments which Company deems desirable or necessary to protect such interests.

                  (b) Paragraph 5(a) shall not apply to any invention for which no equipment, supplies, facilities or Confidential and Trade Secret Information of Company was used and which was developed entirely on Employee's own time, unless the invention relates to Company's business or to Company's actual or demonstrably-anticipated research or development. Paragraph 5(a) shall not apply to any expertise developed by Employee during his employment by the Company relating to managerial or administrative business functions.

         6. Company Property. Employee acknowledges that any and all notes, records, sketches, computer diskettes, training materials and other documents relating to the Company obtained by or provided to Employee, or otherwise made, produced or compiled during the course of Employee's employment with Company regardless of the type of medium in which they are preserved, are the sole and exclusive property of Company and shall be surrendered to Company upon Employee's termination of employment and on demand at any time by Company.

         7. Non-Waiver of Rights. Company's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Employee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         8. Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Employee's duties and obligations under the terms and provisions of Sections 2, 3 and 5 hereof, Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Employee hereby expressly acknowledges that the harm which might result to Company's business as a result of any noncompliance by Employee with any of the provisions of Sections 2, 3 or 5 would be largely irreparable. Employee specifically agrees that if there is a question as to the enforceability of any of the provisions of Sections 2 ,3 or 5 hereof, Employee will not engage in any conduct inconsistent with or contrary to such Sections until after the question has been resolved by a final judgment of a court of competent jurisdiction.

         9. Invalidity of Provisions. If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section is reasonable in view of the parties' respective interests.

         10. Employee Representations. Employee represents that the execution and delivery of the Agreement and Employee's employment with Company do not violate any previous employment agreement or other contractual obligation of Employee.

         11. Company's Right to Recover Costs and Fees. Employee undertakes and agrees that if Employee breaches or threatens to breach the Agreement, Employee shall be liable for any attorneys' fees and costs incurred by Company in enforcing its rights hereunder.

         12. Employment at Will. Employee acknowledges that employee is, and at all times will be, an employee-at-will of Company and nothing contained herein shall be construed to alter or affect such employee-at-win status.

         13. Exit Interview. To ensure a clear understanding of this Agreement, Employee agrees, at the time of termination of Employee's employment, to engage in an exit interview with Company at a time and place designated by Company and at Company's expense. Employee understands and agrees that during said exit interview, Employee may be required to confirm that Employee will comply with Employee's obligations under Sections 2, 3 and 5 of this Agreement Company may elect, at its option, to conduct the exit interview by telephone.

         14. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Employee and Company to the extent that any such agreements or understandings conflict with the terms of this Agreement. In the event of a conflict between the terms and conditions of this Agreement and Employee's At-Will Employment Agreement with the Company ("Employment Agreement"), the terms and conditions of the Employment Agreement will prevail.

         15. Assignments. This Agreement shall be freely assignable by Company to, and shall inure to the benefit of, and be binding upon, Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by Company. Being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Employee.

         16. Choice of Forum and Governing Law. In light of Company's substantial contacts with the State of Missouri, the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and Company's execution of, and the making of this Agreement in Missouri, the parties agree that: (i) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted exclusively in the state or federal courts in St Louis County, Missouri; and (ii) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, with regard for any conflict of law principles.

         17. Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.

PLEASE NOTE: BY SIGNING THIS AGREEMENT, EMPLOYEE IS HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT;(C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

         IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed as of the day and year first above written.

                                                 /s/ Bevil J. Hogg
                                                 -------------------------------
                                                 Bevil J. Hogg
                                                 1008 Alsace Court
                                                 Town and Country, MO 63017

                                                 STEREOTAXIS, INC.

                                                 By: /s/ Fred A. Middleton
                                                    ----------------------------
                                                    Fred A. Middleton
                                                    Chairman of the Board